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BlackRock Funds (the "Registrant"): BlackRock Total Emerging Markets Fund (the
"Fund")

77Q1(a):

Copies of any material amendments to the Registrant's charter or by-laws

Attached please find as an exhibit to Sub-Item 77Q1(a) of Form N-SAR, a copy of the Registrant's Certification of Classification of Shares with respect to the Fund filed with the Commonwealth of Massachusetts.

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                                                                EXHIBIT 77Q1(A)

                              BLACKROCK FUNDS/SM/

                       (A MASSACHUSETTS BUSINESS TRUST)

                   CERTIFICATION OF CLASSIFICATION OF SHARES

   The undersigned, Assistant Secretary of BlackRock Funds/SM /(the "Trust"), does hereby certify to the following:

   That, at a meeting of the Board of Trustees of the Trust (the "Board") on December 15, 2016, the Trustees of the Trust by resolution approved a change in the supplementary designation of the class with the alphabetical designation T from BlackRock Small Cap Growth Equity Portfolio to BlackRock Advantage Small Cap Growth Fund, effective as of February 15, 2017;

   That, at a meeting of the Board on November 18, 2016, the Trustees of the Trust by resolution approved a change in the supplementary designation of the class with the alphabetical designation KKKK from BlackRock Strategic Risk Allocation Fund to BlackRock Total Factor Fund, effective as of February 3, 2017;

   That, at a meeting of the Board on December 15, 2016, the Trustees of the Trust by resolution approved a change in the supplementary designation of the class with the alphabetical designation LLLL from BlackRock Disciplined Small Cap Core Fund to BlackRock Advantage Small Cap Core Fund, effective as of February 15, 2017;

   That, at a meeting of the Board on June 13, 2016, the Trustees of the Trust by resolution approved a change in the supplementary designation of the class with the alphabetical designation MMMM from BlackRock Emerging Market Allocation Portfolio to BlackRock Total Emerging Markets Fund, effective as of July 18, 2016;

   That, at a meeting of the Board on May 20, 2016, the Trustees of the Trust by resolution approved a proposal to close BlackRock Multi-Asset Real Return Fund ("Multi-Asset Real Return Fund") to new and subsequent investments and thereafter to liquidate Multi-Asset Real Return Fund (the "Multi-Asset Real Return Fund Liquidation");

   That, the Multi-Asset Real Return Fund Liquidation took place as of July 8, 2016;

   That, following the Multi-Asset Real Return Fund Liquidation, Multi-Asset Real Return Fund was terminated as a series of the Trust, and all references to Multi-Asset Real Return Fund in the Trust's Certification of Classification of Shares by its alphabetical designation IIII are hereby removed;

   That, at a meeting of the Board on November 17, 2016, the Trustees of the Trust by resolution approved a proposal to close BlackRock Macro Themes Fund ("Macro Themes Fund") to new and subsequent investments and thereafter to liquidate Macro Themes Fund (the "Macro Themes Fund Liquidation");

   That, the Macro Themes Fund Liquidation took place as of December 23, 2016;
and

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   That, following the Macro Themes Fund Liquidation, Macro Themes Fund was
terminated as a series of the Trust, and all references to Macro Themes Fund in the Trust's Certification of Classification of Shares by its alphabetical designation OOOO are hereby removed.

              Witness my hand and seal this 17/th/ day of April, 2017.

                                                               /s/ Janey Ahn
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                                                                 Janey Ahn
                                                            Assistant Secretary

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